UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007 (April 17, 2007)
MBI Financial, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
2-42114
(Commission File Number)
75-1310613
(IRS Employer Identification No.)
1845 Woodall Rogers, Suite 1020 — Dallas, TX (75201)
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 468-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
MBI Financial, Inc.
Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities
On April 17, 2007, we sold 1,000 shares of our convertible preferred stock to an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Act) for $1,000,000. These shares are guaranteed a 15% dividend rate for one year. In connection with this transaction we issued a warrant to the accredited investor for 2,000,000 shares of our common stock at an exercise price of $.40. The warrant includes a cashless exercise provision and expires five years from the date of issuance.
(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement for 1,000 shares of preferred stock.

10.2	Warrant issued in connection with preferred stock purchase.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBI Financial, Inc.
(Registrant)

Date: April 18, 2007

/s/ Patrick A. McGeeney

Patrick A .McGeeney, Chairman, Chief
Executive Officer and President